Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-20476) of our report dated June 29, 2018, with respect to the financial statements and supplementary schedule of Sandy Spring Bank 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2017.

/s/ Dixon Hughes Goodman LLP

Baltimore, Maryland
June 29, 2018